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                                                                 EXHIBIT 10.37.1


                       AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment to Employment Agreement (the "Agreement") is made and entered into as of the 17 day of July, 1995 by and between Robert Shaye (hereinafter referred to as "Employee"), and New Line Cinema Corporation, a corporation organized under the laws of the State of Delaware (hereinafter referred to as the "Employer"):

                              W I T N E S S E T H:

         WHEREAS, Employee and the Employer are parties to that certain employment agreement of January 28, 1994, (the "Employment Agreement");

         WHEREAS, the parties desire to enter into this Amendment to amend the Employment Agreement so as to extend the term thereof;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree to amend the Employment Agreement as follows:

         1. Section 3(a) of the Employment Agreement is hereby deleted and the following new Section 3(a) shall be substituted therefor:

                 3.       Term.

                 (a) The initial term of this Agreement shall commence on the Effective Date of the merger of NL Acquisition Co. with and into the Employer (the
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"Effective Date") and terminate on December 31, 1999, subject, however, to prior termination as provided in this Agreement.

         2. Section 4(a) of the Employment Agreement is hereby amended to provide that, in full payment for all of his services hereunder and all rights granted herein, Employee's Base Salary for the period from January 1, 1999 through December 31, 1999 shall be the greater of One Million Nine Hundred Sixty Thousand Forty-seven Dollars and Fifty Cents ($1,960,047.50) or One Million Eight Hundred Twenty-three Thousand Three Hundred ($1,823,300.00) plus the greater of the rate of increase in the Consumer Price Index for all urban consumers for the year ended December 31, 1998 as determined by the U.S. Department of Labor (U.S. City Average, with 1982 as the base year), or the rate of increase for similarly situated executives for the year ended December 31, 1998 as determined in the American Compensation Association Survey, as provided by Towers Perrin.

         3. This Amendment shall be contingent upon the Employer's parent, Turner Broadcasting System, Inc. ("TBS") granting to Employee the option to purchase 636,000 shares of TBS's Class B Common stock at an option price of $16.875 per share (the "Option Grant") pursuant to the Turner Broadcasting System 1993 Stock Option and Equity-Based Award Plan (the "Plan"). The Option Grant shall be contingent only upon approval by the TBS's Shareholders at the Annual Meeting of Shareholders on June 9, 1995 of the proposal to approve an amendment to the Plan (the "Plan Amendment").

         4. Except as expressly amended hereby, the terms and conditions of the Employment Agreement shall remain in full force and effect.
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         5.      This Amendment shall be governed by and construed in
accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                        NEW LINE CINEMA CORPORATION



                                        By:  /s/ Michael Lynne
                                             ----------------------------
                                        Its:        President
                                             ----------------------------



ATTEST: /s/ Steven W. Korn
        ----------------------------------
NAME:   Steven W. Korn
        ----------------------------------
TITLE:  Vice President and General Counsel
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                                        EMPLOYEE



                                        /s/ Robert Shaye
                                        ---------------------------------
                                        Robert Shaye